EXHIBIT 5.1
Opinion and Consent of Counsel

THE O’NEAL LAW FIRM, P.C.
17100 E. Shea Boulevard
Suite 400-D
Fountain Hills, Arizona 85268
(480) 812-5058
(480) 816-9241 (fax)

October 31, 2006

Board of Directors
Studio One Media, Inc.
7650 E. Evans Rd., Suite C
Scottsdale, AZ 85260

Re: Studio One Media, Inc. -- Registration Statement on Form S-8 for issuance of up to 100,000 shares of common stock

Gentlemen:

We have acted as special counsel to Studio One Media, Inc., a Delaware corporation (the "Company"), in connection with the registration for issuance of up to 100,000 shares of the Company's common stock, $0.001 par value per share (the "Shares"), as described in the Company's Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Shares may hereafter be issued pursuant to the Studio One Media, Inc, 2006 Employee Stock Incentive Plan.

In rendering the opinions expressed herein, we have examined (i) the terms and conditions applicable to the issuance of the Shares, (ii) the Company's Articles of Incorporation as amended to date, (iii) the Company's Bylaws as amended to date, (iv) the applicable minutes of meetings or consents in lieu of meetings of the Company's board of directors (the "Board"), and (v) such other corporate records and documents, certificates of corporate and public officials, as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records, documents, and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified, or photostatic copies thereof, the authenticity of the originals of such photostatic, certified, or conformed copies, and compliance both in the past and in the future with the terms applicable to the issuance of the Shares by the Company and its employees, officers, the Board, and any committees appointed to administer the issuance of the Shares.

Based upon such examination and in reliance thereon, and subject to the assumptions, qualifications, comments, limitations and exceptions set forth herein, we are of the opinion that upon the issuance of the Shares after receipt by the Company of the full consideration for the Shares, the Shares will be validly issued, fully paid, and nonassessable shares of Common Stock. This opinion is not rendered with respect to any laws other than the laws of the State of Arizona, the corporate law of the State of Delaware, and the Federal laws of the United States.

The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

We consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events, or developments that hereafter may be brought to our attention and that may alter, affect, or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares. We bring to your attention that our legal opinions are an expression of professional judgment and are not a guarantee of a result.

Sincerely yours,

/s/THE O’NEAL LAW FIRM, P.C.
Fountain Hills, Arizona